      Supplemental Information to Show Marked Areas of Changes
      Contained In Amendment 2 that Differ From Amendment No. 1
      ---------------------------------------------------------

       UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          FORM SB-2/A
                     Amendment No. 4


    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                SEDONA SOFTWARE SOLUTIONS INC.
        (Name of small business issuer in its charter)

NEVADA                                98-0226926
-------------------------             -----------------
(State or jurisdiction of             (I.R.S. Employer
incorporation or organization)
	Identification Number)

John E. Cooper, President
503 - 1755 Robson Street
Vancouver B.C. V6G 3B7
Canada                                 SEC File No.: 333-49504
--------------------------                          -------------
(Name and address of principal executive offices, principal place of business and agent for service of process)

Registrant's telephone number, including area code: (604) 681-6334

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.             |__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.             |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                             |__|


                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
TITLE OF EACH                     PROPOSED     PROPOSED
CLASS OF                          MAXIMUM      MAXIMUM
SECURITIES                        OFFERING     AGGREGATE     AMOUNT OF
TO BE            AMOUNT TO BE     PRICE PER    OFFERING      REGISTRATION
REGISTERED       REGISTERED       UNIT (1)     PRICE (2)     FEE (2)
--------------------------------------------------------------------------
Common Stock     1,375,500 shares $0.10        $137,550      $36.31
--------------------------------------------------------------------------
(1) Based on last sales price on May 16, 2000
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                 COPIES OF COMMUNICATIONS TO:
                     Michael A. Cane, Esq.
               2300 W. Sahara Blvd., Suite 500
                     Las Vegas, NV 89102
                        (702) 312-6255

                          PROSPECTUS


                 SEDONA SOFTWARE SOLUTIONS INC.
                        1,375,500 SHARES
                          COMMON STOCK
                    INITIAL PUBLIC OFFERING
                        ----------------


The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                        ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 through 8

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                        ----------------



The Date Of This Prospectus Is:  November 1, 2001

                       TABLE OF CONTENTS

                                                                    PAGE

Summary ............................................................   3
Risk Factors .......................................................   4
Use of Proceeds ....................................................   9
Determination of Offering Price ....................................   9
Dilution ...........................................................   9
Selling Shareholders ...............................................   9
Plan of Distribution ...............................................  16
Legal Proceedings ..................................................  17
Directors, Executive Officers, Promoters and Control Persons .......  17
Security Ownership of Certain Beneficial Owners and Management .....  19
Description of Securities ..........................................  19
Interests of Named Experts and Counsel .............................  20
Disclosure of Commission Position of Indemnification for
  Securities Act Liabilities .......................................  21
Organization Within Last Five Years ................................  21
Description of Business ............................................  21
Plan of Operation ..................................................  31
Description of Property ............................................  33
Certain Relationships and Related Transactions .....................  33
Market for Common Equity and Related Stockholder Matters ...........  33
Executive Compensation .............................................  34
Index to Financial Statements ......................................  36
Changes in and Disagreements with Accountants Disclosure ...........  37
Available Information ..............................................  37
Financial Statements .......................................  F-1 to F-9





Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             SUMMARY

The following is a summary of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Sedona Software Solutions Inc.

We have entered into an option agreement with Markatech
Industries Corporation whereby we have the right to acquire all of the technology, property and rights to their Autonet suite of Parking Violation Management software, known as the Autonet system or Autonet. The Autonet system is a wireless computerized communication system that utilizes the Autonet system software and is designed for use by motor vehicle parking, security, and law enforcement agencies. The Autonet system is based on a hand-held computer and accessories that communicate through a dedicated radio frequency with a central computerized information data base in real-time.

We were incorporated on July 14, 1999 under the laws of the state of Nevada.

We commenced business operations in February 2001.

                             OFFERING

Securities Being Offered     Up to 1,375,500 shares of common stock.

Securities Issued
And to be Issued             5,376,500 shares of our common stock
                             were issued and outstanding as of
                             the date of this prospectus.  All of
                             the common stock to be sold under
                             this prospectus will be sold by
                             existing shareholders.

Use of Proceeds              We will not receive any of the
                             proceeds from the sale of our common
                             stock by the selling shareholders.

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                          RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the risks described below in addition to other information contained in this Prospectus and in our current and future filings with the United States
Securities and Exchange Commission. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.


If We Do Not or Cannot Exercise Our Option to Obtain
Autonet, Then We Will Not Be Able to Proceed With Our
Business Plan and Our Business May Fail Due to Our
Inability to Produce Revenues.

We do not currently own the rights to Autonet. In order to be eligible to obtain these rights through the exercise of our option agreement, we must first register our common stock with the US Securities and Exchange Commission and have our shares listed or quoted for trading on a recognized United States public market for securities. We intend to seek quotation on the OTC Bulletin Board which would qualify as a recognized United States public market for securities. Our failure to achieve such a listing by December 31, 2001, may result in the loss of our option rights. The loss of these rights will leave us without a business and unable to pursue our business plan.

Because We Currently Have A Limited Amount of Capital, We
Will Require Additional Financing In Order To Begin Any
Business Operations.

As of June 30, 2001, we had cash in the amount of $581.
During our most recent fiscal year ending June 30, 2001, one of our directors loaned our company $7,877 to cover ongoing expenses. Since June 30, 2001 that director has loaned us an additional $1,922. We will require additional financing in order to establish business operations. We do not currently have any arrangements for financing and we can provide no assurance that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unacceptable or unavailable to us. Our failure to obtain such financing will mean that we will be unable to pursue our business plan and our business will most likely fail due to our inability to meet our financial obligations on a timely basis.

Because We Have Only Recently Commenced Business
Operations, We Face A High Risk of Business Failure.

We were incorporated in July 1999, commenced business operations in February 2001, but as of November 1, 2001, have not produced business revenues, and accordingly, we have little operating history for investors to evaluate our business. An investor should therefore consider the risks, expenses and uncertainties that an early stage company, like ours, faces. These risks include our ability to:

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(1)   Market and distribute Autonet;
(2)   Respond effectively to competitive pressures;
(3) Continue to operate, develop, maintain and upgrade our business assets;
which in all of the above four cases our business would likely fail due to our inability to produce sufficient revenues to offset expenses, and;
(4) Meet the share liquidity requirement for us to be eligible to exercise the option agreement;
in which case our business could fail as we could then not acquire Autonet and hence might not be able to establish a financially sound business.

Because We Have Only Recently Commenced Business
Operations, We Can Expect to Incur Operating Losses For the
Foreseeable Future.

We have never been profitable and have only recently commenced business operations and we have never been profitable. We expect to incur continuing operating losses well into the first half of our current fiscal year and recognize that if we are unable to generate significant revenues from the sale of Autonet, we will not be able to achieve profitability or continue operations.

       Risks Related To Our Market And Strategy

If Autonet Is Not Adopted by a Number of Parking
Enforcement Agencies, Our Business May Fail Due to a Lack of Revenue.

Autonet system software has never been marketed. We expect to derive the majority of our revenue from sales of Autonet to motor vehicle parking, security and law enforcement agencies. If Autonet is not accepted for use by a sufficient number of such agencies, we will not be able to generate revenues, and our business may fail due to a lack of revenue.

If We Are Unable to Maintain and Advance Autonet, Our
Business and Results of Operations Will Suffer Due to the
Technical Obsolescence of Our Products.

The economic life cycle of Autonet will be directly related to our ability to maintain and develop the software consistent with customer needs and demands, as well as technological advances. In addition, competitors could develop proprietary or patented features that would render our software obsolete. Our failure to keep up with such technological advances may result in a loss of revenues and damage to our business.

If We Are Unable To Hire And Retain Key Personnel, We May
Not Be Able To Implement Our Business Plan And Our Business
Will Fail Due to Ineffective Management.

We do not currently have any personnel who are experienced in operating a business involving the technology and sales that are central to our planned business operations. Upon commencement of business operations our success will be largely dependent upon our ability to hire highly qualified individuals who can manage our business and contribute to our ongoing business development. These individuals are in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Our failure to hire key personnel when needed would have a significant negative effect on our business and results of operations.

If We Are Not Able To Effectively Respond To Competitors,
Our Business May Fail Due Our Inability to Capture a
Significant Share of the Parking Violation Management
Systems Market.

There are other companies who provide parking violation management systems to enforcement agencies. Competition for clientele is likely to be intense and is expected to increase significantly in the future as new technologies emerge. Increased competition could result in decreased profit margins.

In addition, our competitors may develop products that achieve greater market acceptance than our products. It is also possible that new competitors may emerge and acquire significant market share. Our inability to make sales and earn revenues due to competition will have an adverse effect on our business, financial condition and results of operations.


          Risks Related To Legal Uncertainty

If We are Unable to Establish and Protect Our Intellectual
Property, Our Business May Be Negatively Affected Due to
Competitors' Infringements of Our Intellectual Property
Rights.

Upon acquiring Autonet, we intend to do what ever is necessary to establish and protect our Intellectual
Property rights with respect to both Autonet and the associated Business Methods which we may develop. We may not be able to protect our proprietary rights to intellectual properties such as the touch and feel of the Autonet system, and our inability or failure to do so could result in loss of business. Additionally, we may choose to litigate to protect our intellectual property rights, which could result in a significant cost of resources and money.
We cannot assure success in any such litigation that we might undertake.

If We Are Required To Qualify To Do Business In Multiple
Jurisdictions, Our Business May Be Harmed Due To Increased
Costs of Doing Business and/or the Loss of Significant
Potential Revenues.

Because we may commercially exploit Autonet in a number of states and foreign countries, we may be subject to the laws and the court systems of multiple jurisdictions. Such jurisdictions may claim that we are required to qualify to do business as a foreign company. This process of qualifying to do business can be costly and time consuming and will generally have a negative effect on our ability to show a profit from operations. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

                Risks Related To This Offering

Because Our President, Mr. John E. Cooper, Owns 55.8% Of
Our Outstanding Common Stock, Investors May Find That
Corporate Decisions Influenced By Mr. Cooper Are
Inconsistent with the Best Interests of Other Stockholders.

Mr. Cooper is one of three directors and is our president.
He owns approximately 55.8% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Cooper may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Cooper to differ from the interest of other stockholders include the impact of a corporate transaction on the business, time required to be devoted by Mr. Cooper to our business, and the ability of Mr. Cooper to continue to manage our business in light of the anticipated corporate transaction.

Mr. Cooper has a background both as an Investment Banker and as a Merchant Banker. These activities currently require his attention for approximately 5 days per month.
While Mr. Cooper presently has available adequate time every month to attend to the interests of our corporation, it is possible that the demands of Mr. Cooper's other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Cooper may not have available sufficient time for devotion to our business if the demands of managing our business increase substantially beyond current levels. Competing demands on Mr. Cooper's time may lead to a divergence between his interests and the interests of other shareholders.

Because All Members of Our Board of Directors are Related,
Inventors May Find That the Board of Directors May Advance
Common Interests at the Expense of Other Shareholders.

Mr. John E. Cooper, our president and a director, is the father of Gordon E. Cooper and of Andrew J. Cooper, both of whom are directors of Sedona. The three of these individuals constitute all of the current members of the board. Notwithstanding the fact that each of our directors is an accomplished businessman in his own right, situations could arise where actions of the board of directors are influenced by the common family interests of our directors to the detriment of other shareholders.

Because the Exercise of the Option to Acquire Autonet
Requires the Issuance of a Substantial Number of Shares,
Existing Shareholder's Interest Will Be Diluted.

The issuing of 1,000,000 shares of our common stock in order to acquire Autonet will dilute the interest of each existing shareholder by approximately 17%. We can provide investors with no assurance that this potential dilution will be offset by a corresponding increase in the market value of our stock.

Because a Large Percentage of Outstanding Shares of Our
Common Stock Will Be Available to Be Sold Into the Market
Due to This Offering, the Price of Our Shares May Fall Even
If Our Company Is Doing Well Because Sellers May Sell More
Than the Market Can Absorb Without Price Declines.

Upon the completion of this Offering, up to 1,375,500 shares of our Common Stock or approximately 26% of the Stock issued, will be available for sale into the market by our shareholders. This number of shares available for sale could result in our stock being offered for sale by our shareholders at depressed prices. Share prices could be adversely affected although our business is doing well.
This in turn could make the purchase of our shares less attractive to new Investors. Our ability to raise operating and development funds through the sale of shares could be severely hampered. As a consequence our business could suffer from under-funding or alternately, our shareholders could be adversely affected by the dilution of their investment due to of our issuing inordinately large numbers of new shares in order to attain appropriate levels of funding.

 If A Market For Our Common Stock Does Develop, Our Stock
Price May Be Volatile.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1) actual or anticipated variations in our results of operations;
(2)   our ability or inability to generate new revenues;
(3)   increased competition; and
(4)   conditions and trends in the technology sector.

Further, if our common stock is traded on the NASDAQ over
the counter bulletin board as we now currently intend, our
stock price may be impacted by factors that are unrelated
or disproportionate to our operating performance.   Within
the past two years the trading prices of many software companies' stock reached historical heights that reflected price and earnings ratios substantially above historical levels. In the past eighteen months or so, many of these price gains have been lost. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We can provide no assurance that our common stock will be traded on the bulletin board.

If Our Stock Price Drops Significantly, We May Become
Subject To Securities Litigation That Would Result In A
Harmful Diversion Of Our Resources.

In the past, following periods of volatility in the market price of a particular company's stock, securities class action litigation has been brought against that company.
Because such litigation is extremely costly, any litigation arising from the volatility in the price of our common stock could have an adverse effect upon our business, financial condition and results of operations.

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                 FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                      USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

             DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. Market factors and the independent decisions of the selling shareholders will determine the offering price.

                         DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.
Accordingly, there will be no dilution to our existing shareholders.

                   SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,375,500 shares of common stock offered through this prospectus. The shares include the following:

1. 1,250,000 shares of our common stock that the selling shareholders acquired from us pursuant to a Pre-Incorporation Agreement dated July 14, 1999, in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on October 29, 1999;

2. 125,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 16, 2000.

The following table provides as of November 1, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(1) the number of shares owned by each prior to this offering;

(2)  the total number of shares that are to be offered
by each;
                                9
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(3)  the total number of shares that will be owned by
each upon completion of the offering;

(4)  the percentage owned by each; and

(5) the identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 5,376,500 shares outstanding on November 1, 2001. All share holdings, past and present, include shares underlying warrants


                                 Total         Total
                                 Number        Shares       Percentage
                       Shares    Of Shares To  To Be Owned  Owned
                       Owned     Be Offered    Upon         Upon
                       Prior To  For Selling   Completion   Completion
Name and Address Of    This      Shareholders  Of This      Of This
Selling Shareholder    Offering  Account       Offering     Offering
-------------------    --------  ------------  -----------  -----------

Gregory Layton          250,000       250,000            0            0
4121 St. Georges Ave.
North Vancouver, B.C.
Canada, V7N 1W7

Alfred Fleury           250,000       250,000            0            0
Apdo Box 156
LaCruz de Huanacaxtle
Nayarit, Mexico

Roger Dahlquist         250,000       250,000            0            0
1-1301 Johnston Street
Vancouver, B.C.
Canada, V6H 3R9

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Robert Sauer            267,500       267,500            0            0
c/o Trimpac Ltd.
520 Industrial Avenue
Vancouver, B.C.
Canada, V6A 2P3

Richard Green           250,000       250,000            0            0
#701-1238 Melville
  Street
Vancouver, B.C.
Canada, V6E 4N2

Reid Anderson             1,000         1,000            0            0
#207-1425 Marine Drive
West Vancouver, B.C.
Canada, V7T 1B9

Keith Baldersen           1,000         1,000            0            0
522-625 Howe Street
Vancouver, B.C.
Canada, V6C 2T6

Sean Bondaroff            1,000         1,000            0            0
6842 Barnfield Place
Whistler, B.C.
Canada, V0N 1B2

Lucile Boyko             11,000        11,000            0            0
1015 Ironwork Passage
Vancouver, B.C.
Canada, V6H 3R4

William Boyko             1,000         1,000            0            0
1015 Ironwork Passage
Vancouver, B.C.
Canada, V6H 3R4

Diane S. Brown            1,000         1,000            0            0
#31-920 Citadel Drive
Port Coquitlam, B.C.
Canada, V3C 5X8

Glenn D. H. Brown         5,000         5,000            0            0
#31-920 Citadel Drive
Port Coquitlam, B.C.
Canada, V3C 5X8


Ian Callander             1,000         1,000            0            0
#43-600 Falon Drive
Pot Moody, B.C.
Canada, V3H 4E1

William Clark            11,000        11,000            0            0
5080 Ann St
Vancouver, B.C.
Canada, V5R 4J7

Ian Curle                 1,000         1,000            0            0
#103-5765 Glover Road
Langley, B.C.
Canada, V3A 8M8

John Curle                1,000         1,000            0            0
#309-1395 Beach Ave.
Vancouver, B.C.
Canada, Canada, V6E 1V7

Dianne M. DeLong          1,000         1,000            0            0
Rossland, B.C.
Canada, V0G 1Y0

O.J. DeLong               1,000         1,000            0            0
Rossland, B.C.
Canada, V0G 1Y0

Gary Dekker               2,000         2,000            0            0
11710 Misuto Place
Maple Ridge, B.C.
Canada, V2X 8T5

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Deborah Filippelli        1,000         1,000            0            0
194 Turtlehead Road
Belcarra, B.C.
Canada, V3H 4P1

Ken Gillies               1,000         1,000            0            0
5485 128th Street
Surrey, B.C.
Canada, V3X 1T8

June Hamilton             1,000         1,000            0            0
408 Cambridge Way
Port Moody, B.C.
Canada, V3H 3V2

Keith Hamilton            1,000         1,000            0            0
408 Cambridge Way
Port Moody, B.C.
Canada, V3H 3V2

Rosemary Hancock          1,000         1,000            0            0
14816 20A Ave.
White Rock
Canada, V4A 8L3

Anna Havlik               1,000         1,000            0            0
PO Box 755
Rossland, B.C.
Canada, V0G 1Y0

Joe Havlik               11,000        11,000            0            0
806-5th Avenue, N.E.
Calgary, Alberta
Canada, T2E 0L3

Josef Havlik              2,000         2,000            0            0
PO Box 755
Rossland, B.C.
Canada, V0G 1Y0

Bill Iversen              1,000         1,000            0            0
450-800 West Pender St
Vancouver, B.C.
Canada, V6C 2V6

Elisabeth Iversen         1,000         1,000            0            0
#203-1010 Chilco Street
Vancouver, B.C.
Canada, V6G 2R6

Dean Johnson              1,000         1,000            0            0
2551 Peregrine Place
Coquitlaim, B.C.
Canada, V3E 2C4

Martin E. Lamarche        1,000         1,000            0            0
#10-1301 Johnston
  Street
Vancouver, B.C.
Canada, V6H 3R9

Anthony McLaughlin       21,000        21,000            0            0
204-1140 Strathaven
  Drive
North Vancouver, B.C.
Canada, V7H 2Z6

Kevin Mills               1,000         1,000            0            0
#165-6753 Graybar
  Road
Richmond, B.C.
Canada, V6W 1H7

Cheryl Ozysiuk            1,000         1,000            0            0
213-15210 Guilford
  Drive
Surrey, B.C.
Canada, V3R 0X7

Rick Roy                  1,000         1,000            0            0
Box 3207
Garibali Highlands,
B.C.
Canada, V0N 1T0

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Darlene Sherritt          5,000         5,000            0            0
#103-3787 E. Pender St
Burnaby, B.C.
Canada, V5L 2L2

Colleen Shields           1,000         1,000            0            0
PO Box 1724
Squamish, B.C.
Canada, V0N 3G0

Reginald Skippen          1,000         1,000            0            0
2736 12th Ave S.E.
Calgary, Alberta
Canada, T2C 0G2

Greg Stouffer             1,000         1,000            0            0
PO Box 3533
Garibaldi Highlands,
B.C.
Canada, V0N 1T0

Robert Teek              11,000        11,000            0            0
7 Jenkins Lane
Ajax, Ontario
Canada, L1S 3N7

Lawrie Thom               1,000         1,000            0            0
#401-555 6th Street
New Westminster, B.C.
Canada, V3L 5H1

Michael C. Travis         1,000         1,000            0            0
3622 Garibaldi Drive
North Vancouver, B.C.
Canada, V7H 2W2

Brian Warren              1,000         1,000            0            0
28 Chaparral Link
S.E.
Calgary, Alberta
Canada, T2X 3J7

To our knowledge, none of the selling shareholders has had a material relationship with Sedona Software Solutions Inc.
other than as a shareholder, or has ever been an officer or directors of Sedona Software Solutions Inc.

                      PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.  in privately negotiated transactions;
3.  through the writing of options on the common stock;
4.  in short sales; or
5.  in any combination of these methods of distribution.

The sales price to the public may be:

1.  the market price prevailing at the time of sale;
2.  a price related to such prevailing market price; or
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so, acting as agent for the selling shareholders, purchase as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time, in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at a negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us.
Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange
Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                     LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Officers and Directors and their respective ages as of November 1st, 2001 are as follows:

Directors:

Name of Director              Age
----------------------        -----
John E. Cooper                62         President and Director
Andrew J. Cooper              38         Director
Gordon E. Cooper              36         Director

Executive Officers:

Name of Officer               Age        Office
----------------------        -----      -------
Kathleen Smith                40         Corporate Secretary

Set forth below is a brief description of the background and business experience of Messrs. John E. Cooper, Andrew
J. Cooper, Gordon E. Cooper and Kathleen Smith for the past five years.

Mr. John E. Cooper: For the past twenty years, Mr. John
Cooper has been involved in both merchant and investment banking activities. These activities have been for his own account and on behalf of various private and public corporate clients.

In 1996, Mr. Cooper developed a structure for the marketing of tax-advantaged investments in the natural resources sector to Canadian taxpayers. In 1997, he co-founded Canada
Dominion Resources Corp. which is the promoter of these investments. Canada Dominion Resources Corp. sponsored securities offerings continue to be a major source of oil and gas and mining exploration funding in Canada. Mr.
Cooper sold his interest in Canada Dominion in 1998 in order to devote more time to his other business interests.

Since 1997, Mr. Cooper has been the beneficial owner of the world-wide commercial exploitation rights to two medical related Professional Practice Management software packages.
Mr. Cooper has marketed a major portion of his interest in these packages to private software investment firms.

Mr. Cooper founded Sedona in 1999 and has been Sedona's
president since its inception.   Also in 1999, Mr. Cooper
accepted a position on the Markatech Industries Corp.
Advisory Board. Mr. Cooper acts as an investment banking consultant for iDevco Inc., a software development firm which has agreed to develop and host our website.

Mr. Cooper holds a BSc in chemistry from the University of British Columbia, received in 1962, and an MBA in Finance from the Wharton Graduate School, University of
Pennsylvania, received in 1975.

Mr. Andrew J. Cooper: Andrew Cooper is a founding partner of the Eccco Management Partnership, a precision geographical mapping firm formed in 1994. The firm's clients include major natural resources based corporations and governments at locations in both Canada and Central
America. Mr. Cooper is responsible for data analysis, statistical verification, processing and product output. In addition to these activities, Andrew Cooper has developed and marketed a number of 3-D computer graphic presentations.

Mr. Gordon E. Cooper: Gordon Cooper is a founding partner of the Eccco Management Partnership, a precision geographical mapping firm formed in 1994. The firm's clients include major natural resources based corporations and governments at locations in both Canada and Central
America. Mr. Cooper is responsible for the firm's fieldwork, general administration and marketing.

Ms. Kathleen Smith: Ms. Smith had a ten-year involvement in the drapery and fabric industry, both as an employee and the operator of her own firm called Kina's Draperies, prior to retiring 3 years ago. In addition to being our corporate secretary, she holds an unpaid executive position with a not-for-profit organization where she oversees and implements the maintenance and capital budgets of a multi-million dollar sports facility.

Term of Office

Our Directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of June 30, 2001, and by the officers and directors, individually and as a group.
Except as otherwise indicated, all shares are owned directly.

Title of     Name and address of         beneficial      Percent of
Class        beneficial owner            ownership       Class

Common       John E. Cooper              3,000,000       55.80%
             802 - 2050 Nelson Street,
             Vancouver, B.C., Canada,
             V6G 1N6

Common       Andrew J. Cooper              500,000        9.30%
             Mile 18 " Upper Squamish
               Valley Road
             PO Box 1724
             Squamish, B.C.
             Canada, V0N 3G0

Common       Gordon E. Cooper              500,000        9.30%
             2301 Caylay Close
             Whistler, B.C.
             Canada, V0N 1B2

These percentages are based on 5,376,500 shares of common stock issued and outstanding as of November 1, 2001.
Shares owned by John E. Cooper are held under his name as an individual after being transferred to him by of International Mineral Exploration Corporation, a company wholly owned and controlled by John E. Cooper. Mr. Cooper was and remains the beneficial owner of those shares.

                DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of November 1, 2001, there were 5,376,500 shares of our common stock issued and outstanding that were held by approximately 47 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.
Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All shares offered by the selling stockholders are validly issued, fully paid and non-assessable shares of our capital stock.

Preferred Stock

As of November 1, 2001, there were no shares of our preferred stock issued and outstanding.


          INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent counsel, has provided an opinion on the validity of our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
             SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange
Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

          ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on July 14, 1999 under the laws of the state of Nevada. We commenced business operations in February 2001.

               DESCRIPTION OF BUSINESS

We are a development stage company possessing a current license to use a technology known as the Autonet Parking
Violation Management suite of software, known as the Autonet system, or Autonet. Autonet is a computerized motor vehicle ticket information system designed to provide instant information to its users. This device is designed to be used by private parking companies, cities, municipalities, county, state or provincial parking enforcement agencies, and the like, to supply information about licensed vehicles. We also have the right to acquire
Autonet from its developer, Markatech Industries Corp. We began operations on February 1, 2001 and are currently proceeding with the further development and marketing of this product.

Corporate History

From the time of our company's formation through March
2000, it was our intention to be in the medical and related fields professional practice management software development and marketing business. Mr. John Cooper, our president, is the beneficial owner of world-wide commercial exploitation rights to two such programs, both of which enjoy a significant market share. It was intended that our company would become the developer and marketer of an expanded range of products in the field of professional practice management.

Upon the completion of an extensive review of current and
emerging market conditions, this plan was reluctantly
abandoned. The market for professional practice management
software in medical related fields is very competitive. It
was concluded that a transfer of ownership of these assets
could be interpreted by our competitors as a negative
signal to the market. Without this business base, we would
be little more than a software start-up with no cash flow.
At that time, the market had recently experienced a
dramatic decline in investor acceptance of such
investments.
                                21

In April 2000, Mr. Cooper initiated discussions with
Markatech Industries Corp. with regard to acquiring their Autonet software. Autonet had been developed and beta-tested by Markatech. Thereupon it was shelved by Markatech as it was found that it did not fit with Markatech's primary business. On April 30, 2000, Markatech granted us an option to acquire all right, title and interest in Autonet. The option was to expire on September 30, 2001;
however, the agreement has since been amended to expire on December 31, 2001.

Markatech Industries Corporation, the owner and developer of the Autonet Parking Violation Management system software is a Vancouver, Canada, based technologies firm. The firm is focused upon the development of computer software and integrated hardware products for industry and government. It is a reporting British Columbia company currently undergoing reorganization. Our president and director, John Cooper is a member of the Markatech Advisory Board and holds options to purchase approximately 30,000 shares of Markatech's stock, which constitutes less than one percent of that company's currently outstanding shares. Mr. Cooper is not a director, officer or affiliate of Markatech.

Our Program To Acquire And Develop Autonet

The Option Agreement

Under the terms of the option agreement and the amendment negotiated between ourselves and Markatech, we have the right to acquire all right, title and interest in Autonet, for the amount of $410 that has been paid, and the issuance to Markatech of 1,000,000 shares of our common stock at the time of closing. Closing must occur prior to January 1, 2002. In order for us to close this transaction our common shares must be listed or quoted for trading on a recognized
United States public trading market.

Intellectual Property Rights

Our acquisition the Autonet will include all intellectual property rights which are now or may be in existence upon the date of acquisition. Many intellectual property rights, such as physical product and business methods patents are granted only upon application. Markatech has made no such applications in any jurisdiction with respect to Autonet.
Immediately upon our acquisition of Autonet we intend to conduct a full review of applicable laws in a number of legal jurisdictions, and make application accordingly.

Beta-Testing

In 1998 Autonet was beta-tested on the business premises of a Vancouver, B.C. private parking operator. This testing proved out the operational convenience and practicality of the use of the Autonet system in the field, the efficiency of direct data entry and retrieval. It underscored the potential financial benefits to the operator of real-time access to accurate and complete data. Based upon this testing, plans were formulated to address the inevitable software glitches which became evident and to refine hardware selection criteria. Prior to further product development, Markatech shelved the project for the reasons stated above.

The Licensing, Development and Marketing Agreement

Early in 2001, we became increasingly concerned that delays in acquiring Autonet could damage our business potential.
Technologies tend to have finite lifecycle, and a large portion of Autonet's was in danger of being wasted on the shelf. Furthermore, issues identified during beta-testing remained un-addressed. In addition, Markatech considered that it had a significant manpower investment in promoting
Autonet and was reluctant to share its marketing experience without compensation.

On February 1, 2001 we entered in the licensing, development and marketing agreement with Markatech.

Licensing: Upon the payment of a total of $20, Markatech granted us a full and exclusive license to Autonet. The license originally expired on September 30, 2001; however, this has been extended to December 31,2001 to coincide with the extension of the Option Agreement. The effect of this agreement is that as of February 1, 2001, we were able to commence our Autonet operations.

Development: Upon entering into the agreement, we paid
Markatech $4,000 in order that they proceed with the further product development that had been on hold since the conclusion of beta-testing. Over the lifetime of this agreement, which expires on February 1, 2003, we expect to pay Markatech up to an additional $48,000 for development work.

Marketing: Rather than pay Markatech for marketing leads, we have agreed to pay them a 12% commission on all sales of Autonet which they may generate from their leads-list of 18 potential users. We expect that Markatech will generate our initial sales.

Since September 20, 2001, we have remained cautiously optimistic regarding our developmental concerns with respect to delays in acquiring Autonet. Progress in the development of Autonet has been steady but incremental. We are not aware of any recent developmental breakthroughs amongst our competitors and we do not believe there have been any significant advances in the state-of-the-art of relevant technologies in the past six weeks.

 The Autonet Parking Ticket Violation Management System
Software

The development of Autonet began in early 1996 with the goal of creating a system that aided parking violation enforcement. This goal was realized with the design of a hand-held wireless computer based software suite that communicated with a remote central computer through radio frequencies.

The objective of the Autonet system is to increase the effectiveness of parking violation enforcement and collection. The software can be customized to reflect the correct action to be taken by the parking enforcement officer. The immediate access to information at the point of ticketing is believed to result in more effective collection, reduced costs, and increased revenues.

1. Product Overview
   ----------------

Autonet is a computerized Parking Violation Management suite of software designed to provide instant information to patrollers about any licensed vehicle in a given region. The Autonet system utilizes a small hand-held computer which fits comfortably in the palm of the officer's hand. The hand-held computer features a user-friendly touch screen operation and built-in accessories. The key difference between Autonet and other computer-based systems is that Autonet allows communication with a central computer center in real time, rather than through a delayed batch entry.

Within moments of keying in the license plate number, a patrolling officer may have access to a full report on the subject vehicle. All outstanding violations specifically linked to the subject vehicle can be automatically listed on the hand-held screen for the officer's review. The software thus empowers an operator to accurately and immediately access a history of the offender and delineates specific actions that may be taken immediately.

The central computer also processes violations, initiates the fine collection process and updates and administers the database.

 Autonet provides six basic functions on a real time, online basis that are important to the effective operation of any private or government parking citation enforcement operations.

*     Data base surveillance;

*     Accurate citation issuance;

*     Host computer update capacity;

*     Collection and notification services;

*     Management and operation streamlining;

*     Hardware facilities for all functionality.

Autonet features allow the operator to perform the following functions, among other things:

(1) Manage and maintain parking violations.

*     Enter parking violations automatically in real time;

* Record payments (both full and partial) by cash, check, credit card or debit card;

*     Void or un-void a parking violation;

*     Put a hold on a parking violation, which prevents
      it from going to its next
                                24
      stage;

*     Print up a notice to collect an outstanding parking violation;

*     Generate a license hot-list of outstanding parking violations;

*     Tag a note to a particular parking violation;


*     Calculate interest on outstanding parking violations;

* Print up detailed reports regarding the parking violation or reprint the ticket;

* Send the parking violation information to the local motor vehicle registry to determine the vehicle's ownership;

*     Record and add surcharges to insufficient check payments;

*     Maintain a detailed log of all actions taken on violations;

* Log the wear and tear and maintenance on parking enforcement vehicles;

* Maintain a special database such as for stolen vehicles, outstanding tickets and additional charges.

(2) Export and import data via disk.

* Export and import information pertaining to registered vehicle owners and offenders being sent to court or collections.

(3) Maintain an officer's log and sending notes.

* Log the activities of the operating officer and print a report detailing hours worked and an individual minute-by-minute breakdown of patroller location and duties performed.

* Sending notes or messages to one or all of the Autonet system users, similar to email. Messages may be sent from the main computer to the hand-held units and vice a versa.

(4) Print reports

* Printouts of the officer's commission, duplicate violations, summaries, voided tickets, payment statistics, daily ticket totals and the like.

The main computer software is resident on a Pentium III based computer. The software is responsible for the maintenance and management of parking violations. When a parking citation is issued, the host computer database is updated. At the same time, the Autonet system can determine if there are any outstanding violations related to the vehicle and provide the officer with an immediate report.
The patrolling officer may then take appropriate action.

2. Product Benefits
   ----------------

Autonet's key benefits are its ability to:

*    Improve the collection of outstanding citations;
*    Increase the effectiveness of violation
     enforcement procedures;
* Improve access to information prior to ticketing a vehicle;
* Provide customized solutions to suit the needs of each client;
*    Share information gathered among different agencies;
* Save time and effort through real-time updating at the point of ticketing.

Autonet also provides increased accuracy in ticketing with an on-line error detection process. Through this detection process, errors are reported to the patrolling officer in the field at the time of ticket creation.

The combination of an all-in-one hand-held computer means no more:

*     Need for ticket books;
*     Need for carbon copies;
*     Illegible writing problems;
*     Key punch entry errors;
*     Need for ticket data entry.

Summary of business development to date:

* We have entered into an amended option agreement with Markatech Industries Corporation whereby we have the right to acquire all of the technology, property and rights to Markatech's Autonet product on or before December 31, 2001.

* We have completed the due diligence process regarding the option agreement with Markatech.

* Consequently, we entered into a "Licensing, Development and Marketing Agreement" with Markatech on February 1,
      2001.  This agreement address three critical needs:

      O This agreement and its subsequent extension grants to us an exclusive worldwide license to Autonet expiring on December 31, 2001. Thus, we have commenced Autonet business operations in advance of acquiring Autonet pursuant to the Option
         Agreement.

      O The agreement provides for us to rely on Markatech's skills and expertise in the operation of a Development Technology program to evaluate the suitability of the incorporation of developing hardware and software technology into Autonet.
         This program terminates on February 1, 2003.

      O Markatech has agreed to provide us marketing assistance for Autonet and the Development
         Technology via its potential client list which it complied concurrent with the development and beta testing of Autonet and as a consequence of liaison with parking enforcement agencies at that time. We anticipate that initial sales will come from Markatech's sales efforts.

* We have refined and re-evaluated our business plan as a consequence of the Licensing, Development and Marketing
      Agreement.

* We have contracted with a software firm to develop and host a web site. This web site will initially be used for marketing purposes directed at parking violation enforcement agencies which may be contacted though the world wide web.

* We have arranged a total of $9,799 in loans from John Cooper to cover the cash costs for our current projects and Mr. Cooper has expressed his intention to advance further funds to maintain the current level of operations until the option agreement with Markatech is exercised.

* We have filed a Form SB-2 registration statement and plan to file a Form 8-A to become reporting company and have shares publicly traded (OTCBB) to satisfy conditions precedent to exercising the option for Autonet.

Summary of business development steps planned in the near-term:

* We consider the near-term to mean the period of time ending on the date upon which we acquire Autonet, prior to January 1, 2002. Prior to that date, our company's day-to-day operations are being conducted from corporate facilities owned by one of our directors. During this period direct costs to our company are being funded by loans from that director. We estimate these direct costs amount to approximately $5,000 per fiscal quarter.

* We plan to recruit key personnel including a Chief Operating Officer (COO),Chief Financial Officer (CFO), Investor Relations (IR) person, Marketing Manager, and Technical Manager. Our directors have launched an informal executive search in this regard and have interviewed several candidates for COO.
      Timing: As soon as is practical subsequent to Autonet acquisition.

* Based upon the outcomes of the Development Technology program initiated on February 1, 2001, we have recently completed an operating business plan and associated operating budgets. A significant outcome of this process has been the decision to sell our software only and to rely upon third party manufacturers and suppliers to provide Autonet users with hardware to our specifications.

* We plan to complete the acquisition of Autonet pursuant to the Option Agreement as soon as is feasible.
      Timing: Prior to January 1, 2002.

* Subsequent to the Autonet acquisition, we will have no commitment to, nor do we plan to, register the shares issued in connection with the acquisition of Autonet

* We are currently soliciting expressions of interest from those who may wish to invest in our company by way of a private placement. In addition, subsequent to our acquisition of Autonet, we may sell a number of shares to the public. The purpose of these fundings is to assure that we have sufficient funds within a significant margin for error to carry out our business plan.

* We plan to acquire suitable business facilities and equipment.
      Timing: Concurrent with the conclusion of registering the shares issued in connection with the acquisition of Autonet.


Competition

There are at least ten vendors of automated batch parking citation systems offering a variety of products. Some manufacture their own hardware, while others resell other companies' terminals (typically Symbol, Telxon or Norand) with their own proprietary software.

The three leaders, AutoCITE, Radix and Clancy, offer an integrated terminal unit with a built-in printer and a self-contained battery pack.

In some jurisdictions, license numbers are bar-coded and displayed in stickers attached to vehicle windows, therefore some systems incorporate bar code readers so that the vehicle license number does not need to be entered. All systems can print bar code, so that the ticket can be matched with the payment received.
The Autonet Parking Violation Management system distinguishes itself from competitors in the following ways:

   * All Sedona approved Autonet hardware is compact and lightweight with sufficient battery power to support a full day's operation and sufficient memory to contain a full day's transaction load to enable the Autonet system to operate in a batch mode.
   * The software will contain sophisticated networking disciplines at the host level, hence the requirements of users for multiple receiving stations and interfaces to the various associated agencies can be supported.
   * Most of the Autonet user defined functionality is unavailable through the market leaders' offerings.

Benefits of On-Line Real-Time System

	The following list is intended to summarize the benefits inherent in moving from a batch oriented hand-held terminal system to a full on-line real-time system.

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

    * The ability to check for the latest, most up to the minute information on all items that are otherwise downloaded only once a day.
    * The ability to immediately call-out escalated responses.
    * The ability to double check database information with respect to wanted vehicles prior to action being taken.
    * Better management control due to the ability to track enforcement officers throughout the day.
    * More accurate citation issuance due on-line error detection.
    *  Reduced response time in the case of an emergency.
    * The ability of management to communicate directly with the enforcement officers in the field.


Marketing Plan
--------------

Strategies

In order to achieve our goal of being a leader in sales and distribution of wireless communication software for the parking violation management industry, we intend to implement a wide range of marketing strategies.

Targeted Direct Sales
---------------------
* To prepare and distribute through focused marketing channels, product brochures and information kits directed at prospective customers;
* To establish a close liaison with both regional and national computer equipment leasing firms;
*    To attend selected trade shows;
*    To initiate a 1-800 telephone access number;
* To initiate a program of print media direct advertising through selected national trade journals;
* To develop and initiate regular follow-up with users and potential users;
* To establish an Internet website. Sedona has reserved the Internet domain name www.perkingautonet.com.

Targeted at Value-Added Resellers ("VARs")
------------------------------------------
*    To scout at trade shows and journals known to attract
     VARs that specialize in the types of hardware which we
     specify for  Autonet. Such hardware is utilized
     extensively for transportation and inventory control
     applications;
*    To sponsor education seminars for potential customers
     and resellers.
*    To prepare and distribute through focused marketing
     channels, product brochures and information kits
     directed at prospective customers on a cooperative
     advertising basis with VARs;
*    To initiate a program of print media direct
     advertising through regional trade journals on a
     cooperative advertising basis with the VARs;
*    To attend trade shows with VARs on a cooperative
     advertising basis.
                                29

In the past few years, hand-held traffic ticket and parking citation systems have gained increasing acceptance by the various parking violation enforcement authorities in North America. This development has been fueled both by the availability of cost effective hand-held computer systems, as well as the need for the enforcement authorities to increase the productivity of the ticket issuing officers and to increase their rate of collections.

This market may be segmented as follows:

Large Cities
------------
For a number of reasons large cities have been slow to adopt this technology. The main reason for this has been the difficulty in adapting the current technology to a larger jurisdiction where the technical complexity of a multi-station environment poses difficult implementation challenges. In addition, the capital investment required is an issue in many cases, even if the cost benefits can be demonstrated. The advanced features of Autonet of interest to security and law enforcement users may tend to offset these concerns.

Medium-Sized Towns and Cities
-----------------------------
Towns and cities with populations from 50,000 to 500,000 have been the most aggressive in adopting this technology. This is in part due to the ability of these towns and cities to make decisions on a more timely basis, and where the cost-benefits are more immediately obvious for smaller jurisdictions combined with a relatively simple implementation.

   *   Other Public Institutions
       Other institutions such as universities, parks, libraries and cultural centers have been strong adopters of hand-held terminal technology.
   *   Private Parking Companies
       The private parking management business has become very competitive as companies look to maintain attractive parking rates while remaining operationally profitable. It is now widely determined that cost effective private parking violation management and the collection processing system means the profitable difference in a highly competitive industry. With numerous private parking companies in all cities, this market segment represents a large Autonet product sales opportunity.

Market Acceptance

The acceptance of automated systems is increasing. The major systems vendors claim several hundred installations, with a significant number of requests for proposals being anticipated over the next 12 months. It is estimated that the medium sized city market is approximately 25% penetrated, with the large city market being almost untapped at this time. Private parking companies, numerically represent the largest number of parking entities in the parking industry.
Therefore, clearly, the automation of these jurisdictions will continue at an accelerated rate as prices come down and the available technology improves.

Pricing Strategies
Our overall pricing strategy is to be priced competitively throughout the market. The added capabilities of being wireless, on-line and in real-time provide measurable benefits for users that are generally not available with competitive systems.
Research and Development Expenditures

Since our inception on July 14, 1999, we have spent $4,000 on research and development activities.

Subsidiaries

We have no subsidiaries.

Employees

We have no employees other than our officers.

                    PLAN OF OPERATIONS

Our plan of operations for the fiscal year ending June 30, 2002 is to finalize all matters with respect to the acquisition of Autonet as provided in the amended option agreement and concurrently begin implementing our product development and product testing programs and our sales plan. We anticipate that the Technology Development program being undertaken by Markatech on our behalf will be sufficiently advanced prior to December 31, 2001, that we will be able to create sales revenues. The $4,000 advanced to Markatech with respect to this program will fully fund the program until that time. We expect our costs of doing business for our two fiscal quarters ending December 31, 2001 will be approximately $10,000 and our costs for the full fiscal year ending June 30, 2002 will be approximately
$280,000. We are projecting a net cash flow of just over $200,000 for that period.

Our operational objectives with respect to the Autonet are to:


* position our company as a finely focused software developer and marketer.

* commence commercial marketing of Autonet by the end of our second fiscal quarter which ends on December 31, 2001.

We anticipate that our cost of operations for the 24 months to our fiscal year-end of June 30,2002 will be as follows:

    Licensing, Development & Marketing Agreement     $ 42,000
    Marketing Costs                                   280,000
    General & Administrative Costs                    245,800
    Management Costs                                  247,000
                                                     --------
    TOTAL                                            $814,800

Based upon $2,754,000 net sales for the period, we expect a net cash flow of approximately $1,900,000.

Included in the above costs, we anticipate that we will be spending approximately $5,000 per fiscal quarter for the two fiscal quarters ending December 31, 2001,prior to acquisition of Autonet from Markatech. Our cash position as of June 30, 2001 was $581. Since that date, one of our directors has loaned us an additional $1,922.

We are projecting near break-even cash flow for the fiscal year ending June 30, 2002, hence we anticipate that our present cash reserves are insufficient for us to complete our plan of operations within an acceptable margin or forecasting error, hence we will seek additional financing in the near future. We anticipate that when we pursue such additional financing, the financing will be an equity financing achieved through the sale of our common stock. We do not have any arrangement in place for any debt or equity financing at this time. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company.

Our president, John Cooper, is assisting us in meeting our cash requirements and Mr. Cooper has expressed his intention to continue loaning funds to us to maintain our current level of operations until the option agreement with Markatech has been exercised. This is expected to occur before December 31, 2001. Mr. Cooper has loaned us $9,799 to date.

As stated above under the heading "Summary of business development steps planned in the near-term", we intend to raise operating funds through private placements. In the longer term we may raise funds through registered offerings to the public. Alternately we may employ a combination of the two at times and in amounts deemed by management to be in the best interests of the company and its shareholders. Our directors are committed to the prudent management of the Sedona's affairs; specifically: not spending money needlessly; not raising funds through the sale of shares needlessly; and not issuing inordinately large numbers of illiquid shares in order to hasten business acquisitions.

Our actual expenditures and business plan may differ from the one stated above. Our board of directors may decide not to pursue this plan. In addition, we may modify the plan based on available financing or new information obtained during the due diligence process.

In the event we are unable or choose to not exercise the
option agreement, we will not be able to proceed with our
business plan for the acquisition of Autonet and may at
that time seek other business opportunities. Were we to
consider other business opportunities we would do so in the
context current and emerging market realities as they
relate to investor acceptance of the offerings of junior
securities issuers.   We would seek out niche opportunities
in the same business sector as Autonet. No business opportunities other than Autonet are being considered by us at this time.

Due to our lack of operating history and present inability to generate revenues, there exits substantial doubt about our ability to continue as a going concern. We have no present plans to acquire or merge with a business or company in which Sedona's promoters, management, or other affiliates or associates directly or indirectly have an ownership interest.

We believe the above statements to be forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above.
Factors that may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, general economic conditions and those other factors identified in this prospectus.

                DESCRIPTION OF PROPERTY

We do not lease or own any real property. Sedona is currently headquartered at our president John Cooper's offices on a no-charge basis as there is no need at this time for Sedona to maintain leased space of its own.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

   (1)  Any of our directors or officers;
   (2) Any person proposed as a nominee for election as a director;
   (3) Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
   (4)  Any of our promoters;
   (5) Any relative or spouse of any of the foregoing persons who has the same house as such person.


   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market

There is presently no public market for our common stock.
We anticipate applying for trading of our stock with the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had forty-seven (47) registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation
or bylaws that prohibit us from declaring dividends.   The
Nevada Revised Statutes, however, do restrict us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or

(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.


                      EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation earned for services rendered for the fiscal year ended June 30, 2000 and for the fiscal year ended June 30, 2001 by our named
Directors. There has been no compensation earned for service rendered by our named Directors since June 30, 2001.

                 Annual Compensation      	   Long Term Compensation
                 -------------------               ----------------------
                                                                      All
                                       Other                          Other
                                       Com-      Restricted           Com-
                                       pen-         Stock             pen-
                                       sa-  Annual  Options/   LTIP   sa-
Name             	   Year Salary Bonus tion Awarded SARs (#)payouts   tion
----                                        ------- -------

John E.  Pres. &     2000     $0    $0  $0    $0      $0         $0     $0
Cooper   Director    2001


Kathleen Sec. &      2000     $0    $0  $0    $0      $0         $0     $0
Smith    Treas.      2001     $0    $0  $0    $0      $0         $0     $0



 Since inception on July 14, 1999, Mr. Andrew Cooper, and
Mr. Gordon Cooper have served as directors with neither annual nor long term compensation.

Stock Option Grants

We did not grant any stock options to any executive officers or directors during our fiscal year ended June
30,2000 or during our most recent fiscal year ended June
30, 2001. We have not granted any stock options to any executive officers or directors since June 30,2001.

Employment Agreements

We do not have a written employment or consultant agreement with any of our officers or directors or with any other person or entity. Our officers and directors provide their services to us on a part-time basis. We do not pay any salary or consulting fee to anyone.


                           EXPERTS

Our balance sheet as of June 30, 2001and the related statements of loss and deficit, stockholders deficiency, cash flows for the period ending June 30, 2001, appearing elsewhere in this prospectus, have been included herein in reliance on the report of Morgan & Co., Chartered
Accountants, given on the authority of said firm as experts in accounting and auditing.

                   INDEX TO FINANCIAL STATEMENTS

1. Auditors' Report

2. Audited Financial Statements:

   a.  Balance Sheet

   b.  Statement of Loss and Deficit

   c.  Statement of Cash Flows

   d.  Statement of Stockholders Equity

   e.  Notes to Financial Statements

        CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants since our incorporation on July 14, 1999.

                 AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of these referenced contracts, agreements or documents and are not necessarily complete but all information we considered material has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange
Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W.,
Washington, D.C. 20549.  The Securities and Exchange
Commission also maintains a website (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

                  SEDONA SOFTWARE SOLUTIONS, INC.
                   (A Development Stage Company)


                       FINANCIAL STATEMENTS


                     JUNE 30, 2001 AND 2000
                    (Stated in U.S. Dollars)

                        AUDITORS' REPORT




To the Directors of
Sedona Software Solutions, Inc.
(A development stage company)


We have audited the balance sheets of Sedona Software Solutions, Inc. (a development stage company) as at June 30, 2001 and 2000, and the statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and 2000, and the results of its operations and cash flows for the periods then ended in accordance with United States generally accepted accounting principles.

Without qualifying our opinion, we draw attention to Note 1 to the financial statements. The Company has incurred a net loss of $33,026 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern.



Vancouver, B.C.                            /S/ MORGAN & COMPANY

August 31, 2001                            Chartered Accountants

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                            BALANCE SHEETS
                        (Stated in U.S. Dollars)



--------------------------------------------------------------------------
                                                         JUNE 30
2001	2000
--------------------------------------------------------------------------

ASSETS

Current
   Cash                                       $       581    $      8,413

==========================================================================

LIABILITIES

Current
   Accounts payable                           $     7,830    $          -
   Advances due to director (Note 3)                7,877               -
                                              ----------------------------
                                                   15,707               -
                                              ----------------------------

SHAREHOLDERS' EQUITY (DEFICIENCY)

Share Capital
  Authorized:
    70,000,000 common shares,
      par value $0.001 per share
     5,000,000 preferred shares, par value
      $0.001 per share

Issued and outstanding:
     5,376,500 common shares at
      June 30, 2001 and 2000                        5,377           5,377

Additional paid-in capital                         12,523          12,523

Deficit Accumulated During The Development Stage  (33,026)         (9,487)
                                              ----------------------------
                                                  (15,126)          8,413
                                              ----------------------------
                                              $       581    $      8,413
==========================================================================

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                    STATEMENTS OF LOSS AND DEFICIT
                       (Stated in U.S. Dollars)



--------------------------------------------------------------------------
                                                  PERIOD
                                                   FROM
                                                  DATE OF
                                                 INCEPTION      INCEPTION
                                      YEAR        JULY 14        JULY 14
                                      ENDED       1999 TO        1999 TO
                                     JUNE 30      JUNE 30        JUNE 30
                                      2001         2000            2001
--------------------------------------------------------------------------

Expenses
   Consulting fees                 $         -   $     2,500  $      2,500
   Option payments                       4,410             -         4,410
   Professional fees                    18,830         6,869        25,699
   Bank charges and office                 299           118           417
                                   ---------------------------------------

Net Loss For The Period                 23,539         9,487  $     33,026
                                                              ============
Deficit Accumulated During The
 Development Stage, Beginning Of
 Period                                  9,487             -
                                   --------------------------

Deficit Accumulated During The
Development Stage, End Of Period   $    33,026   $     9,487
=============================================================

Net Loss Per Share                 $     (0.01)  $     (0.01)
=============================================================
Weighted Average Number Of
 Shares Outstanding                  5,376,500     1,992,630
=============================================================

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS
                       (Stated in U.S. Dollars)



--------------------------------------------------------------------------
                                                  PERIOD
                                                   FROM
                                                  DATE OF
                                                 INCEPTION      INCEPTION
                                      YEAR        JULY 14        JULY 14
                                      ENDED       1999 TO        1999 TO
                                     JUNE 30      JUNE 30        JUNE 30
                                      2001         2000            2001
--------------------------------------------------------------------------

Cash Flows From Operating
 Activities
  Net loss for the period          $   (23,539)  $    (9,487) $    (33,026)

Adjustments To Reconcile
 Net Loss To Net Cash Used
 By Operating Activities
  Accounts payable                       7,830             -         7,830
Advances due to director

                                         7,877             -         7,877
                                   ---------------------------------------
                                        (7,832)       (9,487)      (17,319)
                                   ---------------------------------------
Cash Flows From Financing Activity
  Issue of common shares                     -        17,900        17,900
                                   ---------------------------------------
(Decrease) Increase In Cash             (7,832)        8,413           581

Cash, Beginning Of Period                8,413             -             -
                                   ---------------------------------------
Cash, End Of Period                $       581   $     8,413  $        581
==========================================================================

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                   STATEMENT OF STOCKHOLDERS' EQUITY

                             JUNE 30, 2001
                       (Stated in U.S. Dollars)



                                COMMON STOCK
                        ------------------------------
                                            ADDITIONAL
                                              PAID-IN
                          SHARES    AMOUNT    CAPITAL     DEFICIT    TOTAL
                        -----------------------------------------------------

Shares issued for
  Services              2,500,000  $ 2,500  $       -    $      -   $   2,500

Shares issued for
  cash at $0.001        2,750,000    2,750          -           -       2,750

Shares issued for
  cash at $0.10           126,500      127     12,523           -      12,650

Net loss for the
  Period                        -        -          -      (9,487)     (9,487)
                        -----------------------------------------------------

Balance, June 30, 2000  5,376,500    5,377     12,523      (9,487)      8,413

Net loss for the
  Period                        -        -          -     (23,539)    (23,539)
                        -----------------------------------------------------

Balance, June 30, 2001  5,376,500  $ 5,377  $  12,523    $(33,026)  $ (15,126)
                        ======================================================

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

                         JUNE 30, 2001 AND 2000
                        (Stated in U.S. Dollars)


1.    NATURE OF OPERATIONS

   a)    Organization

The Company was incorporated in the State of Nevada, U.S.A., on July 14, 1999.

   b)    Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $33,026 for the period from July 14, 1999 (inception) to June 30, 2001, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.    SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company has been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

   a)    Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                     NOTES TO FINANCIAL STATEMENTS

                        JUNE 30, 2001 AND 2000
                       (Stated in U.S. Dollars)



2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

    b)    Option Payments and Development Costs

The Company expenses all costs related to the maintenance of the option in which it has secured the rights to the ownership of certain technology known as Autonet Parking Ticket Violation Management System ("Autonet"). To date, the Company has not established the commercial feasibility of its Autonet technology, therefore, all option maintenance and development costs are being expensed.

    c)    Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting For Income Taxes" (SFAS 109).
 This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion, or all if a deferred tax asset, will not be realized, a valuation allowance is recognized.

    d)    Financial Instruments

The Company's financial instruments consist of cash.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

    e)    Loss Per Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.
Diluted earnings per share is not shown as the effect is anti-dilutive.


3.    ADVANCES DUE TO DIRECTOR

Advances due to a director are repayable on demand, interest free and unsecured.

Subsequent to June 30, 2001, a director of the Company has advanced additional funds of $1,922 under the same terms.

                    SEDONA SOFTWARE SOLUTIONS, INC.
                     (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS

                        JUNE 30, 2001 AND 2000
                       (Stated in U.S. Dollars)


4.    COMMITMENT

    i)    Option Agreement

Pursuant to an agreement, dated April 30, 2000 and amended August 14, 2001, the Company was granted the right to conduct a due diligence review of certain technology known as Autonet Parking Ticket Violation Management System ("Autonet"). On completion of the due diligence and the payment of $400 cash on September 19, 2000, the Company was granted an option to acquire the exclusive ownership rights and interest in the Autonet system. To exercise the option, the Company is required to issue 1,000,000 common shares on or before January 1, 2002 and is further required, as a condition precedent to the exercise of the option, to be listed or quoted for trading on a recognized United States public trading market.

    ii)   Licensing, Development and Marketing Agreement

Pursuant to an agreement, dated February 1, 2001 and amended August 14, 2001, the Company was granted the worldwide license to the Autonet technology expiring January 1, 2002. In addition, the Company is to undertake the funding of a development program expiring February 1, 2003. The total consideration is $48,010 of which $4,010 was paid on execution, and the balance is payable by way of monthly payments of 5% of gross revenues received by the Company with respect to all development technology leased or sold, commencing on the last day of the first month subsequent to the month of the exercise of the option agreement. The full amount is due by February 1, 2003.

                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless:

(1) such indemnification is expressly required to be made by law;
(2) the proceeding was authorized by our board of directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws provide that no advance shall be made by us to
an officer, except by reason of the fact that such officer is or was our director, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering denoted below. Please note that that all amounts are estimates other than the Commission's registration fee.


Securities and Exchange Commission registration fee         $ 3,631
Federal Taxes                                               $   NIL
State Taxes and Fees                                        $   NIL
Transfer Agent Fees                                         $   500
Accounting fees and expenses                                $ 5,500
Legal fees and expenses                                     $15,000
Blue Sky fees and expenses                                  $   NIL
Miscellaneous                                               $   NIL
                                                            ----------
Total                                                       $21,036.31
                                                            ==========

-----------------------------------------------------------------------
We will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders


We will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 2,500,000 shares of our common stock to Mr. John
E. Cooper on July 14, 1999 in consideration for his
assistance in our formation. Mr. Cooper is our president,
CEO and chief financial officer, as well as one of our
directors.   These shares were issued pursuant to Section
4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

On July 7, 1999, pursuant to a pre-incorporation agreement of the same date, Messrs. John E. Cooper, Andrew J. Cooper, and Gordon E. Cooper, all directors of our company, each purchased 500,000 shares of our common stock at a price of $0.001 per shares. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

Pursuant to the pre-incorporation agreement, on July 14, 1999, we agreed to sell 1,250,000 shares of our common stock to five persons at a price of $0.001 per shares.

We completed these sales pursuant to Regulation S of the Act on or before June 2000. Each purchaser represented to us that he was a non-US person as defined in the regulation.
We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

On November 22, 1999, we issued 1,000 shares of our common stock to Ms. Kathleen Smith, our corporate secretary, in consideration of the payment of $0.10 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

In addition, on May 16, 2000 we completed the issue of 125,500 shares of common stock to thirty-nine purchasers at a price of $0.10 per share. We completed these sales pursuant to Regulation S of the Act. Each purchaser represented to us that he was a non-US person as defined in the regulation. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.
Appropriate legends were affixed to the stock certificates issued to each purchaser in accordance with Regulation S.
Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER             DESCRIPTION
-----------        --------------------
3.1                Articles of Incorporation
3.2                By-laws
4.1                Share Certificate
5.1                Opinion of Cane & Company, with Consent to Use
10.1               Document Review and Option Agreement with Markatech
10.2               Licensing, Development and Marketing agreement with
                   Markatech
10.3               Option Amending Agreement with Markatech
10.4               Licensing, Development and Marketing Amending Agreement
                   with Markatech
23.1               Consent of Morgan & Co., Chartered Accountants

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

   (1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

   (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on November 1, 2001.

                                 Sedona Software Solutions Inc.

                              By:/s/ John E.Cooper
                                 ____________________________
                                 John E. Cooper, President, Chief
                                 Financial Officer and director

                                  /s/ Gordon E. Cooper
                                  ____________________________
                                  Gordon E. Cooper

                                  /s/ Andrew J.Cooper
                                  ____________________________
                                  Andrew J. Cooper



POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Mr. John E. Cooper, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 14, 2001.

SIGNATURE                CAPACITY IN WHICH SIGNED       DATE

/s/ Gordon E. Cooper
______________________            Director          November 1, 2001
Gordon E. Cooper

/s/ Andrew J.Cooper
______________________            Director          November 1, 2001
Andrew J. Cooper